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                                                                    EXHIBIT 5.1











                                 August 3, 2000



Jabil Circuit, Inc.
10560 Ninth Street North
St. Petersburg, FL  33716

          RE: Jabil Circuit, Inc. - Registration Statement on Form S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 (the "Registration Statement"), filed or to be filed by Jabil Circuit, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), of the Company's debt securities (the "Debt Securities"), shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), shares of the Company's preferred stock, $0.001 par value per share (the "Preferred Stock"), depositary shares each representing a fraction of a share of Preferred Stock (the "Depositary Shares"), and warrants for the purchase of Debt Securities, Common Stock or Preferred Stock (the "Warrants"), with an aggregate offering price of up to $1,292,750,000 or the equivalent thereof in one or more foreign currencies or composite currencies. The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares and the Warrants are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus"), the supplements to the Prospectus (the "Prospectus Supplements"), and pursuant to one or more underwriting agreements (each an "Underwriting Agreement"), substantially in the form filed as an exhibit to the Registration Statement.

         The Debt Securities may be either senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities").


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Jabil Circuit, Inc.
Registration Statement on Form S-3
August 3, 2000
Page 2




The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and The Bank of New York, as Trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Subordinated Indenture", together with the Senior Indenture, the "Indentures"), to be entered into between the Company and The Bank of New York, as Trustee (the "Subordinated Trustee"). The Debt Securities are to be issued in one or more forms filed with a Current Report on Form 8-K or a Post-Effective Amendment to the Registration Statement.

         This letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the ABA Section of Business Law (1991). As a consequence, it is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord, and this letter should be read in conjunction therewith.

         We have examined instruments, documents and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies and (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

         Based on such examination and subject to the foregoing exceptions, qualifications, and limitations, we express the following opinions:

         1. When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities have been duly completed, executed, authenticated, registered and delivered in accordance with the Senior Indenture and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

         2. When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities have been duly completed, executed, authenticated, registered and delivered in



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Jabil Circuit, Inc.
Registration Statement on Form S-3
August 3, 2000
Page 3



accordance with the Subordinated Indenture and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

         3. When (i) the terms of any particular series of Preferred Stock have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of such series of Preferred Stock, (ii) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such series of Preferred Stock has been filed with the Secretary of State of the State of Delaware, and (iii) shares of such series of Preferred Stock have been issued, sold, registered and delivered pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and the Prospectus Supplement relating thereto, and in accordance with the terms of the particular series as established by the Company's Board of Directors, the shares of Preferred Stock will be legally issued, fully paid and nonassessable.

         4. When the issuance of the shares of Common Stock has been duly authorized by appropriate corporate action, including any Common Stock that may be issuable pursuant to the conversion of any Preferred Stock or Debt Securities, and the shares of Common Stock have been duly issued, sold, registered and delivered pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the shares of Common Stock will be legally issued, fully paid and nonassessable.

         5. When (i) the terms of the Depositary Shares have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of the Depositary Shares, (ii) a Certificate of Designation conforming to the Delaware General Corporation Law regarding such Depositary Shares has been filed with the Secretary of State of the State of Delaware, (iii) the applicable deposit agreement (the "Deposit Agreement") relating to the Depositary Shares and the receipts evidencing such Depositary Shares (the "Depositary Receipts") have been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable depositary appointed by the Company, (iv) the shares of Preferred Stock underlying such Depositary Shares have been deposited with a bank or trust company under the applicable Deposit Agreement, and (iv) the Depositary Receipts representing the Depositary Shares have been duly completed, executed, authenticated, registered and delivered in



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Jabil Circuit, Inc.
Registration Statement on Form S-3
August 3, 2000
Page 4



accordance with the applicable Deposit Agreement and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Depositary Shares will be legally issued, fully paid and non-assessable.

         6. When (i) the terms of the Warrants have been established in accordance with the resolutions of the Company's Board of Directors authorizing the issuance and sale of the Warrants, (ii) the applicable warrant agreement (the "Warrant Agreement") has been duly authorized by appropriate corporate action and validly executed and delivered by the Company and the applicable warrant agent appointed by the Company, (iii) the Warrants or certificates representing the Warrants have been duly completed, executed, authenticated, registered and delivered in accordance with the applicable Warrant Agreement and sold pursuant to an Underwriting Agreement and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplement relating thereto, the Warrants will be legally issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

                                       Very truly yours,


                                       /s/ HOLLAND & KNIGHT LLP
                                       ----------------------------------------
                                       HOLLAND & KNIGHT LLP